                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                MAIL-WELL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

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

                          MAIL-WELL, INC.
   [MAIL-WELL          23 INVERNESS WAY EAST
     LOGO]           ENGLEWOOD, COLORADO 80112
                           (303) 790-8023

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD MAY 5, 1999


TO THE STOCKHOLDERS OF MAIL-WELL, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), will be held on Wednesday, May 5, 1999, at 8:30 a.m. at the Hyatt Regency Tech Center, 7800 Tufts Avenue, Denver, Colorado, for the following purposes:

    1. To elect seven directors of the Company to hold office until the 2000 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December
31, 1999; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The names of the nominees for directors are set forth in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

    A copy of the Company's 1998 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about March 22, 1999, to all stockholders of record on the record date. The Company's Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained without charge upon written request directed to the Secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

    Whether or not you expect to attend the Annual Meeting, you should complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. The proxy card must be signed and returned in order to be counted.

                                By Order of the Board of Directors,

                                /s/ Roger Wertheimer

                                Roger Wertheimer
                                Vice President-General Counsel and
                                  Secretary

Englewood, Colorado
March 22, 1999

                          MAIL-WELL, INC.
                       23 INVERNESS WAY EAST
                     ENGLEWOOD, COLORADO 80112

                          PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MAY 5, 1999

INTRODUCTION

    This Proxy Statement is furnished to the stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on Wednesday, May 5, 1999. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about March 22, 1999, to the stockholders of record at the close of business on March 12, 1999 (the "Record Date").

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's Common Stock. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph by certain employees of the Company. The Company will bear any costs relating to such solicitations by Company personnel. The Company has arranged for American Securities Transfer, Inc. to serve as its agent to coordinate and oversee the return of proxy cards.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 48,876,259 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the outstanding Common Stock are required for a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (1) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 23 Inverness Way East, Suite 160, Englewood, Colorado 80112, (2) duly executing and delivering a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

    Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

    1.  Election of the following seven persons to the Board of
Directors: Gerald F. Mahoney, Paul V. Reilly, Frank P. Diassi, Frank
J. Hevrdejs, Janice C. Peters, Jerome W. Pickholz and William R.
Thomas.

    2. Ratification of the selection of Ernst & Young LLP as independent auditors for the Company for 1999.

    The proxies will be voted, unless authority to do so is withheld, to elect the seven nominees recommended by the Board, and to ratify the selection of Ernst & Young LLP as the Company's auditors for 1999.

           INFORMATION CONCERNING DIRECTORS AND NOMINEES

    The names, ages (as of December 31, 1998), positions with the Company and the business experience over the past five years of each of the Board nominees is set forth below. Each director has served continuously with the Company since the date indicated below, except for Ms. Peters who, if elected, will be a new addition to the Board.

                                                                                                   DIRECTOR
NAME                                     AGE                       POSITION(S)                      SINCE
----                                     ---                       -----------                     --------
Gerald F. Mahoney <F1>                   55        Director, Chairman of the Board and Chief         1994
                                                     Executive Officer
Paul V. Reilly                           46        Director, President and Chief Operating           1998
                                                     Officer
Frank P. Diassi <F2>                     65        Director                                          1993
Frank J. Hevrdejs <F2>                   53        Director                                          1993
Janice C. Peters                         47        Director                                           --
Jerome W. Pickholz <F1><F3>              66        Director                                          1994
William R. Thomas <F3>                   70        Director                                          1998

----------------------------
<F1> Member of the Nominating Committee.

<F2> Member of the Compensation Committee.

<F3> Member of the Audit Committee.

    GERALD F. MAHONEY has been a director, Chairman of the Board and Chief Executive Officer of the Company since February 1994. He was Chairman of the Board, President and Chief Executive Officer of Pavey Envelope & Tag Corp. from January 1991 until it became a subsidiary of the Company in February 1994. From September 1987 to September 1989, Mr. Mahoney served as President of Transkrit Corp., a business forms manufacturing company. Mr. Mahoney has served as a director of Pentegra Dental Group, Inc., a dental practice management company, since March 1998. He devotes substantially all of his time to the Company in his capacity as Chairman and CEO. Mr. Mahoney serves as Chairman of the Nominating Committee of the Board of Directors.

    PAUL V. REILLY has been a director, President and Chief
Operating Officer of the Company since January 1998. Prior to that, Mr. Reilly served as Senior Vice President--Finance and Chief Financial Officer of the Company since September 1995. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant Corporate Treasurer, Corporate Treasurer, Vice President and Chief Financial Officer, and General Manager of United States Operations. During 1994 and 1995, Mr. Reilly worked with Saddle River

Capital, an investment banking firm which purchased and managed small businesses, and as Vice President with a direct marketer of educational materials. Mr. Reilly is a Certified Public Accountant.

    FRANK P. DIASSI has been a director of the Company since its inception in November 1993. Mr. Diasi has been Chairman of Sterling Chemicals, Inc., a manufacturer of commodity chemicals, pulp chemicals, acryllic and fibers, since August 1996. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. Mr. Diassi was formerly a Director and Chairman of the Finance Committee of Arcadian Corporation from 1989 to 1994. Mr. Diassi is a member of the Board of Directors of Fibreglass Holdings, Inc., Amerlux Corp. and Software Plus, Inc. Mr. Diassi serves as a member of the Compensation Committee of the Board of Directors.

    FRANK J. HEVRDEJS has been a director of the Company since its inception in November 1993. In 1982, Mr. Hevrdejs co-founded The Sterling Group, Inc., a major management buyout company. Mr. Hevrdejs is a principal and president of The Sterling Group, Inc. Additionally, he is Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is also a board member of Eagle U.S.A., an air-freight company and a board member of Sterling Chemicals, Inc., a petroleum chemical company. Mr. Hevrdejs serves as Chairman of the Compensation Committee of the Board of Directors.

    JANICE C. PETERS has not previously been a director of the Company. Since October 1997, Ms. Peters has served as president and chief executive officer of MediaOne(R), the broadband services arm of MediaOne Group. Prior to joining MediaOne, Ms. Peters was employed by US WEST, MediaOne's former parent company in various positions including director of One2One, a United Kingdom wireless communications joint venture between US WEST and Cable & Wireless, and president of Wireless Operations for US WEST Media Group. Ms. Peters serves on the Board of Directors of C-SPAN (the Cable-Satellite Public Affairs Network), as well as the Walter Kaitz Foundation, a cable industry organization that places diversity candidates in industry management positions.

    JEROME W. PICKHOLZ has been a director of the Company since June 1994. From 1978 to 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 until September 1995, he served as Chairman of the Board of Ogilvy & Mather Direct Worldwide where he is now Chairman Emeritus. Since January 1996, Mr. Pickholz has served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company. Mr. Pickholz serves as Chairman of the Audit Committee and a member of the Nominating Committee of the Board of Directors.

    WILLIAM R. THOMAS has been a director of the Company since November 1998. He has served as Chairman of the Board of Directors of Capital Southwest Corporation, a publicly-owned venture capital investment company, since July 1982 and as President of that company since 1980. In addition, Mr. Thomas has been a director of Capital Southwest Corporation since 1972 and was previously Senior Vice President from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group, Inc., Encore Wire Corporation and Palm Harbor Homes, Inc. Mr. Thomas is a member of the Audit Committee.

BOARD AND COMMITTEE MEETINGS

    During 1998, the Board met on 6 occasions (4 regular meetings and 2 special meetings). All other actions taken by the Board during 1998, were accomplished by means of unanimous written consent. During 1998 all directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements. The committee also recommends to the Board the independent auditors to be retained; receives and considers the auditor's comments as to controls and adequacy of staff, and management performance and procedures in connection with audit and financial controls; reviews the system of internal controls and compliance with policies regarding business conduct; and other related matters. The Audit Committee, which is currently comprised of Mr. Pickholz (Chairman) and Mr. Thomas, met 3 times during 1998.

    The Compensation Committee is responsible for the compensation arrangements of senior management and for the administration of the Company's stock option plans. The committee makes recommendations concerning salaries, incentive compensation and stock options to officers and directors, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. See "Compensation Committee Report on Executive Compensation." The committee is currently comprised of Mr. Hevrdejs (Chairman) and Mr. Diassi. The Compensation Committee met 2 times during 1998.

    The Nominating Committee is responsible for identifying and proposing for nomination to the full Board candidates for open director positions. The Committee is currently comprised of Mr. Mahoney (Chairman) and Mr. Pickholz, and has met informally on several occasions during 1998 to discuss several candidates for election to the Board.

DIRECTOR COMPENSATION

    Each non-employee director of the Company receives:

    * an annual retainer of $12,000;

    * $1,000 for each regular meeting of the Board attended;

    * $500 for each special meeting of the Board attended;

    * $500 for each committee meeting of the Board attended;

    * stock options for 4,500 shares of Common Stock each year upon election or reelection to the Board pursuant to the 1996
      Directors' Stock Option Plan; and

    * stock options pursuant to the 1997 Non-Qualified Stock Option Plan in amounts determined by the Compensation Committee.

    Directors who are also employees of the Company do not receive compensation for their service on the Board. The Company also provides directors and officers liability insurance and indemnity agreements for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The two members of the Compensation Committee, Messrs. Diassi and Hevrdejs, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission. The Compensation Committee determined the compensation for the Company's executive officers for 1998 and granted stock options in 1998 under the Company's four stock option plans. See "Stock Option Plans."

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of March 12, 1999, there were 48,876,259 shares of Common Stock outstanding held of record by 494 stockholders. The following table sets forth as of March 12, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (b) each current director of the Company,
(c) each executive officer named in the Executive Compensation table on page 6, and (d) all directors and executive officers of the Company as a group. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options.

                                                             AMOUNT AND NATURE                      PERCENTAGE
                                                          OF BENEFICIAL OWNERSHIP                 OF OUTSTANDING
BENEFICIAL OWNERS                                           OF COMMON STOCK<F1>                    COMMON STOCK
-----------------                                         -----------------------                 --------------
Goldman, Sachs & Co./The Goldman                                 2,875,789<F2>                          5.9%
  Sachs Group, L.P.
  85 Broad Street
  New York, NY 10004
SAFECO Asset Management Company                                  2,723,200<F3>                          5.6%
  601 Union Street, Suite 2500
  Seattle, WA 98101
Gerald F. Mahoney                                                1,962,742<F4>                          4.0%
Paul V. Reilly                                                     223,312<F5>                         <F*>
Jerome W. Pickholz                                                  62,290<F6>                         <F*>
Frank P. Diassi                                                  1,559,254<F6><F7>                      3.2%
Frank J. Hevrdejs                                                1,835,214<F6><F8>                      3.8%
William R. Thomas                                                2,096,588<F9>                          4.3%
Roger Wertheimer                                                    65,148<F10>                        <F*>
V. Bruce Thompson                                                    2,400                             <F*>
Michael A. Zawalski                                                  3,000                             <F*>
All executive officers and directors of the
  Company as a group (9 persons)                                 9,467,734                             19.4%

----------------------------
 <F*> Less than 1.0%.
 <F1> Unless otherwise noted, each stockholder has direct ownership and sole voting and investment power with respect to the indicated shares of Common Stock.
 <F2> Goldman, Sachs disclaims beneficial ownership of shares held by (a) client accounts with which Goldman, Sachs has voting or investment power, and (b) investment entities, of which a subsidiary of Goldman, Sachs is the general partner or manager.
 <F3> Shares are owned beneficially by registered investment companies for which a subsidiary of SAFECO serves as advisor. SAFECO disclaims beneficial ownership of these shares.
 <F4> Includes 852,776 shares held by Mr. Mahoney's wife, 55,616 shares held by two trusts for his children of which Mr. Mahoney is trustee, stock options for 395,890 shares, and 6,384 shares allocated to Mr. Mahoney under the Company's Employee Stock Ownership Plan (the "ESOP").
 <F5> Includes 26,698 shares held by Mr. Reilly's wife, 696 shares held by a trust for his child of which Mr. Reilly is trustee, stock options for 93,932 shares and 978 shares allocated under the ESOP to Mr. Reilly. Does not include 1,657,786 shares committed but not yet allocated to participants of the ESOP for which Mr. Reilly shares voting power as a member of the Benefits Administration Committee
 <F6> Includes stock options for 23,400 shares.

                                 5

 <F7> Includes 82,396 shares held by two trusts of which members of
      Mr. Diassi's immediate family are beneficiaries, 977,438 shares held by Winged Lion Holdings II L.L.C., which is controlled by Mr. Diassi, 364,020 shares held jointly with Mr. Diassi's wife, and 112,000 shares Mr. Diassi gifted to his children of which he retained sole voting rights.
 <F8> Includes 33,514 shares held by Mr. Hevrdejs' wife.
 <F9> Includes 2,096,588 shares held by Capital Southwest. Mr.
      Thomas is the President of Capital Southwest and disclaims beneficial ownership of the shares held by Capital Southwest.
<F10> Includes stock options for 35,590 shares and 387 shares allocated under the ESOP to Mr. Wertheimer.

           EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Following are descriptions of the Company's executive officers, including age (as of December 31, 1998), positions with the Company and the business experience of each during the past five years. The officers hold office until their successors are appointed by the Board of Directors.

NAME                                    AGE       POSITION(S)
----                                    ---       -----------
Gerald F. Mahoney <F1>                  55        Chairman and Chief Executive Officer
Paul V. Reilly <F1>                     46        President and Chief Operating Officer
Michael A. Zawalski                     39        Sr. Vice President and Chief Financial Officer
V. Bruce Thompson                       51        Sr. Vice President--Corporate Development
Roger Wertheimer                        39        Vice President--General Counsel and Secretary
Robert Meyer                            42        Vice President--Treasurer and Tax
Douglas A. Mahoney                      50        Vice President--Controller

----------------------------
<F1> See "Information Concerning Directors and Nominees" above for a biographical summary.

    MICHAEL A. ZAWALSKI has been Senior Vice President and Chief Financial Officer of the Company since August 1998. From 1997 to 1998, Mr. Zawalski was Chief Financial Officer of Ryder TRS, Inc. a moving and transportation business, responsible for all facets of finance including investor and bank relations. From 1996 to 1997, Mr. Zawalski was Vice President--Finance with the Coleman Company where he directed worldwide planning and analysis, tax, accounting and reporting matters. Prior to 1996, Mr. Zawalski held various executive positions with Quaker Oats. Mr. Zawalski, a Certified Public Accountant, began his career with Arthur Anderson & Co.

    V. BRUCE THOMPSON has been Senior Vice President--Corporate Development of the Company since August 1998. From 1994 until August 1998, Mr. Thompson was Senior Vice President, Marketing & Administration and General Counsel of Forest Oil Corporation, a publicly held exploration and production company. From 1993 to 1994, Mr. Thompson was Vice President, Legal Affairs for Mid-America Dairymen, Inc., a dairy cooperative, and from 1990 to 1993 he served as Chief of Staff for James M. Inhofe, currently a U.S. Senator for Oklahoma.

    ROGER WERTHEIMER has been Vice President--General Counsel and Secretary of the Company since February 1995. Mr. Wertheimer has been engaged in the practice of law since 1984. He previously served as Corporate Counsel for PACE Membership Warehouse, Inc., from 1988 to 1994 and practiced privately from March 1994 until February 1995 when he joined the Company.

    ROBERT MEYER has been Vice President--Treasurer and Tax of the Company since October 1998. Mr. Meyer is a licensed attorney, Certified Public Accountant and Certified Financial Planner. From 1988 to 1998, Mr. Meyer was a Partner in the tax department of the accounting firm of Deloitte & Touche LLP.

    DOUGLAS A. MAHONEY has been Vice President--Controller of the Company since July 1997. From 1991 until July 1997 Mr. Mahoney was Senior Vice President--Administration and Chief Financial Officer of Quality Park Products, a manufacturer of envelopes and filing supplies which was acquired by the Company in March 1996. Prior to that, Mr. Mahoney spent ten years with Tetra Pak, the U.S. division of a worldwide packaging equipment and paperboard converter, where he held a variety of positions including Director of Finance, Vice President and Controller. Mr. Mahoney is a Certified Public Accountant.

    There are no arrangements or understandings between the Company's directors or officers, or any other persons, pursuant to which any of the directors have been selected as directors or officers have been selected as officers.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning all compensation received for services rendered for the three years ended December 31, 1998, by the Company's Chief Executive Officer and by the four most highly compensated executive officers who were serving as executive officers at the end of 1998 and whose total annual salary and bonus exceeded $100,000.

                                       SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                 COMPENSATION<F1>
                                              ANNUAL COMPENSATION            ------------------------
                                       ----------------------------------    RESTRICTED    SECURITIES
                                                             OTHER ANNUAL      STOCK       UNDERLYING     ALL OTHER
                                       SALARY      BONUS     COMPENSATION     AWARD(S)      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       $        $<F2>         ($)            (#)           (#)            ($)
---------------------------    ----    ------      -----     ------------    ----------    ----------    ------------
Gerald F. Mahoney              1998    450,000    384,300        <F3>               0        50,000              0
Chairman of the Board and      1997    350,000    490,000        <F3>               0       285,000              0
Chief Executive Officer        1996    250,000    137,500        <F3>          56,493        30,000              0

Paul V. Reilly                 1998    275,000    201,300        <F3>               0        80,000              0
President and Chief            1997    200,000    220,000        <F3>               0        87,000              0
Operating Officer              1996    150,000     80,000        <F3>          11,054        15,000          6,500

Roger Wertheimer               1998    140,000     68,320        <F3>               0        10,000              0
Vice President,                1997    128,000    102,400        <F3>               0        15,000              0
General Counsel and Sec.       1996    118,000     29,500        <F3>           5,649         3,750              0

Michael A. Zawalski            1998     79,167     50,000        <F3>               0        50,000              0
Sr. Vice President,            1997        --         --          --              --            --             --
Chief Financial Officer        1996        --         --          --              --            --             --

Douglas A. Mahoney<F4>         1998    110,000     20,000        <F3>               0         4,000              0
Vice President, Controller     1997    102,346     21,376        <F3>               0         9,000         30,062
                               1996     70,424     81,063        <F3>               0         4,500              0

--------------------------------
<F1> All stock amounts reflect the 2-for-1 stock split in June 1998.
<F2> Bonus amounts are shown for the year earned and are paid in the following year.
<F3> None of the named executive officers has received perquisites, the value of which exceeded the lesser of either $50,000 or 10% of the total salary and bonus. Perquisites paid include contributions to such person's 401(k) account, tax reimbursements and car allowance.
<F4> 1996 amounts and a portion of 1997 amounts represent
     compensation paid by Quality Park Products, prior to its acquisition by Mail-Well. Other compensation for 1997 was compensation for relocation expenses.

STOCK OPTION PLANS

    1994 PLAN AND THE 1998 PLAN. On February 17, 1994, and February 22, 1994, the Board of Directors adopted and the stockholders approved, respectively, the Company's 1994 Stock Option Plan, as subsequently amended ("1994 Plan"). Currently, there are 1,918,350 shares authorized for grant pursuant to the 1994 Plan. Of this amount, as of March 12, 1999, options for 1,846,578 shares of Common Stock had been granted.

    On February 4, 1998 and April 29, 1998, the Board of Directors and the stockholders approved, respectively, the Company's 1998 Stock Option Plan ("1998 Plan"). Currently, there are 1,000,000 shares authorized for grant pursuant to the 1998 Plan. Of this amount, as of March 12, 1999, options for 184,970 shares of Common Stock had been granted.

    Under the 1994 Plan and the 1998 Plan, the Compensation Committee of the Board of Directors (the "Committee") may grant incentive and non-qualified stock options to key employees (including officers and directors who are key employees) of the Company and its affiliates. The Committee determines the prices, expiration dates and other material features of the options granted and has discretionary authority to prescribe, amend and rescind rules and regulations relating to the 1994 Plan and the 1998 Plan, to interpret the 1994 Plan and the 1998 Plan, to prescribe and amend the terms of any agreements executed pursuant to the 1994 Plan or 1998 Plan (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan or 1998 Plan.

    Unless earlier terminated, the 1994 Plan terminates on March 1, 2005 and the 1998 Plan terminates on April 29, 2008. The Board may terminate or amend the 1994 Plan or 1998 Plan at any time, except that the stockholders must approve any amendment that would increase the number of shares of Common Stock available under the 1994 Plan or the 1998 Plan, change the provisions regarding option price (except as otherwise permitted under the 1994 Plan or 1998 Plan) or materially increase the cost of the 1994 Plan or 1998 Plan or increase the benefits to participants.

    The Committee may award incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute ISOs and are therefore non-qualified stock options ("Non-Qualified Options"). With respect to ISOs, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock exercisable for the first time by an employee during any calendar year is limited to $100,000. Each option granted will terminate with respect to any shares not previously purchased by the optionee upon the expiration of ten years from the date of the grant of the option or such earlier date as the Committee may prescribe; provided, that ISOs granted to an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), will terminate no later than five years from the date of grant.

    The 1994 Plan and 1998 Plan require that the purchase price of each share subject to an ISO must be not less than 100% of the fair market value of such share on the date the option is granted. In the case of an ISO granted to a 10% Stockholder, the purchase price of each share subject to the option must be at least 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share subject to a Non-Qualified Option is determined by the Committee in its sole discretion prior to granting the option; provided, that the purchase price of each share subject to a Non-Qualified Option may not be less than 85% of the fair market value on the date the option is granted, as determined by the Committee.

    All of the options granted under the 1994 Plan and 1998 Plan have been granted at fair market value, vest ratably over a period of either four (4) or five (5) years and expire ten years after the date of grant. All unvested options shall vest upon a change of control as defined in the 1994 Plan and 1998 Plan.

    1996 DIRECTORS PLAN. On May 8, 1996, the Board adopted the 1996 Directors' Stock Option Plan ("Directors Plan") which was approved by stockholders on May 7, 1997. Currently, there are 420,000 shares authorized for grant pursuant to the 1996 Directors Plan. Of this amount, on March 12, 1999, options for 96,000 shares of Common Stock had been granted. The 1996 Directors Plan provides a means by which the Company, through the grant of stock options to eligible directors, may attract and retain persons of ability as directors, and motivate such directors to exert their best efforts on behalf of the Company and its stockholders.

    Pursuant to the 1996 Directors Plan, each non-employee director of the Company receives Non-Qualified Options for 4,500 shares of Common Stock annually upon the election or reelection of such person to the Board. Such grants are automatic and shall continue until all options have been granted for all the shares under the 1996 Directors Plan or until the 1996 Directors Plan is discontinued.

    Options granted under the 1996 Directors Plan may be exercised one (1) year from the date of grant and prior to the tenth anniversary date of the grant. All unexercised options expire on the tenth anniversary of their grant date. All unvested options shall vest upon a change of control as defined in the 1996 Directors Plan. The purchase price for shares subject to options is the average closing price of the Common Stock as reported in the Wall Street Journal for the five trading days immediately preceding the grant date. The purchase price shall be paid to the Company at the time of exercise.

    Awards under the 1996 Directors Plan are not transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the 1996 Directors Plan are exercisable during the lifetime of the optionee by the optionee. Awards under the 1996 Directors Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1996 Directors Plan are subject to adjustment to reflect the terms of such transaction.

    The Board may amend, suspend or discontinue the 1996 Directors Plan, but no amendment or alteration shall be made which would impair the rights of any optionee, without his or her consent, under any option theretofore granted, or which, without the approval of the stockholders, would:

    * increase the total number of shares reserved for the purposes of the 1996 Directors Plan;

    * amend certain provisions of the 1996 Directors Plan which set forth the terms and conditions of the options granted
      (including term, option price and nontransferability) and compliance with federal and state laws; or

    * modify the requirement as to eligibility for participation in the 1996 Directors Plan.

    The 1996 Directors Plan may be amended not more frequently than every six months.

    1997 NQ PLAN. On March 31, 1997, the Board adopted the Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan (the "1997 NQ Plan"). Currently, there are 1,950,000 shares of Common Stock authorized for grant pursuant to the 1997 NQ Plan. Of this amount, on March 12, 1999, options for 1,194,330 shares have been granted. The 1997 NQ Plan provides the means by which the Company, through the grant of options, encourages ownership of the Company by eligible key employees and directors of the Company and its affiliates, and provides increased incentives for such persons to render services and to assert maximum effort for the business success of the Company.

    Under the 1997 NQ Plan, the Committee may grant Non-Qualified Options to such key employees and directors of the Company or its affiliates as the Committee shall determine. Subject to the express provisions of the 1997 NQ Plan, the Committee determines the prices, expiration dates, vesting schedules, and other material features of the Non-Qualified Options granted and makes all other determinations necessary or advisable for the administration of the 1997 NQ Plan. All unexercised options shall expire on the tenth anniversary of their grant date. All unvested options shall vest upon a change of control as defined in the 1997 NQ Plan.

    Awards under the 1997 NQ Plan are not transferable except by rule or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the 1997 NQ Plan shall be exercisable during the lifetime of the optionee. Awards under the 1997 NQ Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1997 NQ Plan are subject to adjustment to effect the terms of such transaction.

    The Board of Directors may amend, alter or discontinue the 1997 NQ Plan, but no amendment or alteration shall be made which would impair the rights of any optionee, without his or her consent.

    The following table sets forth information concerning stock options granted to each of the named executive officers and the potential realizable value for the stock options based on future appreciation assumptions.

                                               OPTION GRANTS IN 1998

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATES OF
                            NUMBER OF           % OF TOTAL                               STOCK PRICE APPRECIATION
                      SECURITIES UNDERLYING   OPTIONS GRANTED   EXERCISE                    FOR OPTION TERM<F1>
                         OPTIONS GRANTED       TO EMPLOYEES      PRICE     EXPIRATION  -----------------------------
                               (#)                IN 1998         ($)         DATE      5% ($)             10% ($)
                      ---------------------   ---------------   --------   ----------   ------             -------
Gerald F. Mahoney            50,000                4.20%         12.00      04-15-08    238,687             674,765
Paul V. Reilly               80,000                6.71%         12.00      04-15-08    381,899           1,079,625
Roger Wertheimer             10,000                 .84%         12.00      04-15-08     47,737             134,953
Michael A. Zawalski          50,000                4.20%         12.00      09-15-08    280,621             802,242
Douglas A. Mahoney            4,000                 .34%         12.00      04-15-08     19,095              53,981

----------------------------
<F1> Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that market price of Common Stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of Common Stock and overall market conditions.

    The following table sets forth information about the number and value of stock options exercised in 1998 and held at December 31, 1998 by each named executive officer.

                            AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING                 VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                              SHARES           VALUE              AT 12-31-98 (#)               AT 12-31-98 ($)<F1>
                           ACQUIRED ON        REALIZED       -------------------------       -------------------------
                           EXERCISE (#)         ($)          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                           ------------       --------       -------------------------       -------------------------
Gerald F. Mahoney                  0                0             239,917/567,973               1,745,485/2,730,113
Paul V. Reilly                45,034          733,476              33,540/243,792                 182,013/875,777
Roger Wertheimer               8,000          207,426              20,130/45,210                  162,540/218,870
Michael A. Zawalski                0                0                   0/50,000                        0/0
Douglas A. Mahoney                 0                0               4,050/13,450                   17,334/17,334

----------------------------
<F1> Represents the difference between option exercise price and the closing sales price per share of the Common Stock as quoted on the NYSE on December 31, 1998 ($11.44 per share).

    REPRICING OF STOCK OPTIONS. On December 14, 1998, the Committee approved the repricing of all stock options granted in 1998 to employees of the Company and its subsidiaries. All options granted in 1998 with an exercise price above $12.00 per share were repriced to an exercise price of $12.00. The following table sets forth information concerning the repricing of stock options held by each of the named executive officers:

                                         TEN-YEAR OPTION REPRICINGS

                                    SECURITIES    MARKET PRICE                                 LENGTH OF
                                    UNDERLYING    OF STOCK AT                               ORIGINAL OPTION
                                    NUMBER OF       TIME OF      EXERCISE PRICE     NEW     TERM REMAINING
                                     OPTIONS       REPRICING       AT TIME OF    EXERCISE     AT DATE OF
NAME                       DATE    REPRICED (#)       ($)        REPRICING ($)   PRICE ($)     REPRICING
----                     --------  ------------   ------------   --------------  ---------  ---------------
Gerald F. Mahoney        12-14-98     50,000         $10.81          $19.52       $12.00       112 mos.
Paul V. Reilly           12-14-98     80,000         $10.81          $19.52       $12.00       112 mos.
Roger Wertheimer         12-14-98     10,000         $10.81          $19.52       $12.00       112 mos.
Michael A. Zawalski      12-14-98     50,000         $10.81          $16.95       $12.00       116 mos.
Douglas A. Mahoney       12-14-98      4,000         $10.81          $19.52       $12.00       112 mos.

EMPLOYEE BENEFITS

    BONUS PLAN. In 1998 the Board of Directors adopted a Cash Bonus Incentive Plan (the "Bonus Plan") pursuant to which the named executives and key employees may receive bonus compensation. The
Bonus Plan is further described at "Compensation Committee Report on Executive Compensation--Components of Compensation."

    401(k) SAVINGS RETIREMENT PLAN. The Company's subsidiary, Mail-Well I Corporation, has maintained a 401(k) Savings Retirement Plan (the "Plan") since 1994 for employees. A full-time employee of the Company can participate in the Plan after completing one year of service. For 1999, a participant can contribute to the Plan up to the lesser of $10,000 or 20% of his compensation. During 1999, a cash matching contribution will be made by the Company for each participant who contributes to the Plan equal to 50% of the participant's contributions, up to a maximum of 6% of the participant's compensation for the year. Only $160,000 of a participant's compensation is considered for purposes of Plan contributions. All contributions are not included in the participant's current taxable income.

    Plan monies are held in trust. A Plan participant can direct the investment of his contributions and the matching contributions into one of eight mutual funds, which include a Company stock fund. Participant contributions to the Plan are always fully vested while matching contributions become nonforfeitable in increments of 20% for each year of service completed by the participant. Generally, a participant's vested Plan benefit is distributable upon his retirement, total and permanent disability, death or other termination from employment.

    EMPLOYEE STOCK OWNERSHIP PLAN. The Company's subsidiary, Mail-Well I Corporation, has maintained an Employee Stock Ownership Plan (the "ESOP") since 1994 for employees. A full-time employee can participate in the ESOP after completing a year of service and attaining age 21. The only source of contributions to the ESOP are contributions made by the Company and related entities that have adopted the ESOP. Contributions in 1999 and future years will be determined in the sole discretion of the Board of Directors. There is presently no minimum contribution requirement. Contributions to the ESOP may be made in Company stock or cash. Any contribution is allocated to the account of an ESOP participant in the proportion that his compensation bears to the compensation of all participants for the year of the contribution. Only $100,000 of a participant's compensation is considered for purposes of an allocation. Contributions are not included a participant's current taxable income. Generally, a participant must be employed throughout the year and on the last day of the year in order to receive an allocation of any ESOP contribution for that year.

    The ESOP monies are held in trust and primarily invested in the Company's Common Stock at the direction of the Mail-Well I Corporation Benefits Administration Committee. Contributions allocated to a participant's Plan account will become nonforfeitable in increments of 20% for each year of service completed by the participant. Amounts that are forfeited from a partially-vested participant's account are allocated to the remaining participants' accounts as an additional contribution. Generally, a participant's ESOP benefit is distributable after his retirement, total and permanent disability, death or other termination from employment.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation for the Company's executive officers for the year ending December 31, 1998, were made by the two member Compensation Committee of the Board. Each member of the Committee is an outside director. None of the members of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for establishing and administering the policies that govern the annual compensation and stock ownership programs for the executive officers and key employees.

COMPENSATION PHILOSOPHY

    The Company's executive compensation policies are designed to:

    * align compensation with the Company's annual and long-term performance goals;

    * to attract and retain a highly qualified and motivated management team; and

    * to reward individual performance and to link the interests of the executive officers directly with those of shareholders through the use of the Common Stock as a compensation vehicle.

    These policies have been implemented by setting salaries and bonuses for executives which are generally lower than the mid-point for salaries and bonuses given to executives in similar positions, but offering a total compensation package (including grants of stock options and restricted Common Stock) which should compensate the executives at a level consistent with, or above, the mid-point for total gain opportunities received by counterparts at similar companies. This compensation design emphasizes long-term incentives that will encourage executives to maintain their focus on long-term shareholder interests.

COMPONENTS OF COMPENSATION

    Total compensation for each executive officer is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size based upon a study and recommendations provided by an independent compensation consultant. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase Common Stock, grants of restricted Common Stock and the Bonus Plan discussed below. Compensation for executive officers of the Company is usually set by the Committee in March or April of each year for that year. Due to the level of compensation received by the executive officers of the Company, and the fact that none of the executive officers have employment agreements, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar limit on deductibility of certain executive compensation under Section 162 (m) of the Internal Revenue Code.

    BASE SALARY. The Committee reviews the salaries of the executive officers annually. The Committee's policy is to fix base salaries at levels below the mid-point for amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. Salary recommendations are submitted annually to the Committee by the Chairman and Chief Executive Officer. In determining salary compensation, the Committee takes into account:

    * management's success and ability to accomplish certain strategic goals in operating and growing the Company;

    * the Company's level of debt;

    * the accomplishment of the Company's continuing acquisition strategy;

    * the desire to maintain low fixed costs;

    * the complexity of the challenges which face the executive officers; as well as

    * management's consistent commitment to the long-term success of the Company.

    In addition, the base salaries take into account the individual's experience within the industry, with the Company and its predecessors, and/or within the profession. The Committee believes that compensation for its executive officers has been competitive, appropriate and comparable to similarly situated companies.

    Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Committee contribute to management's commitments. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature. The Committee does not assign any specified weight to the criteria it considers.

    The Committee's recommendations are offered to the full Board of the Company. The Committee's recommendations are ultimately ratified, changed or rejected by the Board.

    LONG-TERM INCENTIVES. The Company believes that the interests of stockholders and of the Company's key employees, including officers and directors, are more closely aligned when such key employees, are provided an opportunity to acquire a proprietary interest through ownership of Common Stock. Officers, directors and other key employees are granted options under the Company's stock option plans to purchase Common Stock. To date, the Company has only granted stock options at a price equal to or greater than fair market value. The number of options granted by the Committee are based upon the Committee's evaluation of the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to key employees of the Company. In April 1998, the Committee granted options representing 180,000 shares of Common Stock.

    The grant of stock options to executive officers in 1998 was made with the intention of further aligning the interests of those executive officers with that of shareholders by providing incentives to achieve the long-range goals of the Company. Appreciation in the price of the Common Stock is intended to bring total compensation to the mid-point, or above, for that of the executives' counterparts at similar companies.

    BONUS. Bonus compensation is paid to officers under the Company's Bonus Plan. Bonuses were paid as a percentage of each executive's 1998 base salary and were based upon the level of attainment of pre-tax income goals established by the Board for each officer. The components which are considered in paying bonuses to the executive officers include profitability of the Company and the employee's job performance.

REPORT ON REPRICING OF OPTIONS

    On December 14, 1998 the Committee approved the repricing of all stock options granted in 1998 to employees of the Company and its subsidiaries. All options granted to employees in 1998 with an exercise price above $12.00 per share were repriced to an exercise price of $12.00 per share. All other terms and conditions of the original option grants, including the grant date and vesting schedule, remained the same. This action was taken to help restore the incentive value of these options to the holders and to retain and motivate the Company's employees. The Committee considered the potential reasons for the significant decline in the stock price in 1998 and concluded that the event was largely not related to any failure of the stock options grantees to successfully perform their jobs. The reduction of exercise price affected options to purchase 709,470 shares of Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Mahoney has served as Chief Executive Officer and Chairman of the Board of the Company since 1994. As Chief Executive Officer, Mr. Mahoney receives a base salary and stock options and is also eligible for a bonus pursuant to the Bonus Plan and grants of restricted Common Stock. The Committee reviewed Mr. Mahoney's performance, particularly his continued contribution to the significant growth of the Company, acquisitions of the Company, and the integration of acquired businesses in determining his base salary. The Committee assessed Mr. Mahoney's overall performance and the above referenced performance factors on a subjective basis and did not assign relative weights to these factors. As a result of these considerations, the Committee granted Mr. Mahoney an increase in base salary of $100,000 from $350,000 annually to $450,000 annually, effective March 1, 1998. In April 1998 the Committee granted options for 50,000 shares of Common Stock to Mr. Mahoney under the 1997 NQ Plan. This grant was made pursuant to the policies and philosophy described above. Consistent with the Committee's compensation philosophy discussed above, Mr. Mahoney's salary and bonus has been lower than the mid-point for salaries of CEOs at similar companies. However, it is the Committee's objective that the total compensation package awarded to Mr. Mahoney meet or exceed the mid-point for total gain opportunities received by CEOs at similar companies, chiefly through the opportunity to share in the appreciation of the price of the Common Stock.

CONCLUSION

    In summary, the Committee believes that its policy of linking executive compensation to Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                      Frank J. Hevrdejs (Chairman)
                                      Frank P. Diassi

                   STOCK PRICE PERFORMANCE GRAPH

    The following graph presents the cumulative total quarterly stockholder return (assuming reinvestment of dividends, if any) from investing $100 on September 22, 1995 (the date the Common Stock began trading on the NASDAQ Stock Market) in each of (i) the Common Stock; (ii) Standard & Poor's 500 Index; and (iii) a Company chosen peer group, weighted by market capitalization, which includes Consolidated Graphics, Inc., Deluxe Corporation, R. R. Donnelley & Sons Company, Merrill Corporation and Standard Register Company (the "Peer Group Index"). On December 19, 1996, the Company delisted from the NASDAQ Stock Market and listed the Common Stock on the New York Stock Exchange.



                              [GRAPH]



             MAIL-WELL   PEER GROUP   S&P 500
             ---------   ----------   -------
22 Sep 95     $100.00     $100.00     $100.00
29 Sep 95       96.43       99.33      100.45
29 Dec 95       87.50       97.91      105.87
29 Mar 96       58.04       91.29      110.95
28 Jun 96       62.50       95.58      115.28
30 Sep 96       76.79       93.17      118.14
27 Dec 96      116.96       90.72      130.08
27 Mar 97      133.26       96.93      133.02
27 Jun 97      277.23      104.27      152.52
26 Sep 97      289.29      101.83      162.47
26 Dec 97      405.81      105.06      160.97
31 Mar 98      405.80      114.72      189.38
30 Jun 98      464.73      126.29      194.89
30 Sep 98      183.48       99.57      174.81
31 Dec 98      245.09      123.68      211.29

                   COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1998, to the best of the Company's knowledge the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements.

                 PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

    At the Annual Meeting, seven directors will be elected, each to hold office until the Company's 2000 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. All of the nominees are currently directors of the Company, except for Janice Peters. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected.

    The shares of Common Stock represented by the enclosed proxy will be voted for the election to the Board of the seven nominees named below, unless a vote is withheld from one or more individual nominees. If any nominee becomes unavailable for any reason, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The simple majority vote of shares voting is required for election of directors.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF GERALD F. MAHONEY, PAUL V. REILLY, FRANK P. DIASSI, FRANK J. HEVRDEJS, JANICE
C. PETERS, JEROME W. PICKHOLZ AND WILLIAM R. THOMAS.

   PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Company has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ended December 31, 1999, to replace Deloitte & Touche LLP, who were dismissed as auditors of the Company effective March 3, 1999. Management recommends that Ernst & Young LLP be ratified as the principal accounting firm to be utilized by the Company throughout the year ending December 31, 1999.

    The decision of the Company to change independent auditors was approved by the Audit Committee of the Board of Directors. The audit reports of Deloitte & Touche LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the two most recent fiscal years and through the interim period ended March 3, 1999, the Company has had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such years.

    Deloitte & Touche LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that they agree with the statements in the preceding two paragraphs.

    The Company engaged Ernst & Young LLP as its new independent auditors effective March 3, 1999. During the two most recent fiscal years and through March 3, 1999, the Company has not consulted with Ernst & Young LLP regarding (1) the application of accounting principals to any transaction; (2) the type of audit opinion that might be rendered on the Company's financial statements; (3) any disagreement or reportable event as those items are described or defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K; or (4) any other matter set forth in Item 304(a)(2) of Regulation S-K.

    The Company anticipates that representatives of Ernst & Young
LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of Ernst & Young LLP will be afforded an opportunity to make a statement if they so desire.

REQUIRED VOTE

    Ratification of the selection of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR 1999.

                       STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than February 25, 2000, in order to be included in the proxy statement and form of proxy relating to the annual meeting.

                            OTHER ITEMS

    The Board does not intend to present further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                 By Order of the Board of Directors,

                                 /s/ Roger Wertheimer

                                 Roger Wertheimer
                                 Vice President--General Counsel and
                                   Secretary

Englewood, Colorado
March 22, 1999

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REVOCABLE PROXY                 MAIL-WELL,INC.                 REVOCABLE PROXY
                   SOLICITED BY THE BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 1999
The undersigned holder of common stock of Mail-Well, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated March 22, 1999, and, revoking any proxy heretofore given, hereby appoints Roger Wertheimer and Paul V. Reilly, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 12, 1999, at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Tech Center, 7800 Tufts Avenue, Denver, Colorado, on May 5, 1999, at 8:30 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

(1)  To elect as directors the nominees listed below.

/ / FOR ALL nominees listed below           / / WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary).         all nominees listed below.

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

Frank P. Diassi,   Frank J. Hevrdejs,   Gerald F. Mahoney,   Janice C. Peters,
          Jerome W. Pickholz,    Paul V. Reilly,    William R. Thomas

(2) To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 1999.

                    / / FOR    / / AGAINST    / / ABSTAIN

                                                   (Continued on reverse side.)






(3) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1 and 2.

                             WITNESS my hand this ___ day of __________, 1999.

                             _________________________________________________

                             _________________________________________________
                             Signature of Shareholder(s)

                             (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO ____ DO NOT ____ EXPECT TO ATTEND THIS MEETING.

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                                   APPENDIX


     Page 16 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.